A.R.T. INTERNATIONAL INC.
                    Notice of Special Meeting of Shareholders



     TAKE NOTICE that a Special Meeting of the Shareholders of A.R.T. INTERNATIONAL INC., (the "Corporation") will be held at Equity Transfer Services Inc., 120 Adelaide Street West, Suite 420, Toronto, Ontario, M5H 4C3, on Tuesday, 11th day of September, 2001 at 10:00 a.m. in the forenoon (Toronto time) for the following purposes:


1. To consider a Special Resolution authorizing the directors of the Corporation to cause up to 10,100,000 Common Shares of The Buck-A-Day Company Inc. to be issued from Treasury by way of conversion of debt instruments and 5,300,000 Common Shares by way of Warrants for an aggregate 15,400,000 Common Shares.

2. To consider a Special Resolution authorising the Corporation to amend its Articles of Incorporation changing the name of the Corporation to Novatelier Corporation and consolidating the Common and Class "C" Common Shares of the Corporation on a one-new-for-twenty-five-old basis.

3. To transact such further and other business as may properly come before the Meeting or any adjournment thereof.


         DATED at Toronto, this 1st day of August, 2001.


                                    BY THE ORDER OF THE BOARD OF DIRECTORS



                                    "SIMON MEREDITH"
                                    -----------------------------------
                                     President


NOTES:

The Management Information Circular and form of Proxy are enclosed with this Notice. Shareholders who are unable to attend the Meeting in person are requested to date, sign and return in the envelope provided and enclosed the form of Proxy included herewith.

The Directors have fixed the hour of 4:00 o'clock in the afternoon on the last business day preceding the day of the Meeting or any adjournment thereof before which time, the instrument of Proxy to be used at the Meeting must be deposited with the Corporation, c/o Equity Transfer Services Inc., 120 Adelaide Street West, Suite 420, Toronto, Ontario M5H 4C3 or at the Corporation's registered office at 181 University Avenue, Suite 1410, Toronto, Ontario.

The full text of the Special Resolutions to be submitted to the Meeting with respect to Items 1 and 2 in this Notice is set forth as Schedules "A" and "B" to the Circular.

                 A.R.T. INTERNATIONAL INC. PROXY FOR THE SPECIAL
                             MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 11, 2001

                     (This Proxy is Solicited by Management)


The undersigned Shareholder of A.R.T. International Inc. hereby nominates constitutes and appoints Michel Van Herreweghe or failing him, Roger Kirby, or instead of either of them, ____________________________ as nominee of the undersigned at the Special Meeting of Shareholders of the Corporation to be held on the 11th day of September, 2001 and at any adjournments thereof, to the same extent and with the same power as if the undersigned was present at the Meeting or such adjournments thereof, and without limiting the generality of the power and hereby conferred, hereby grants authority and the proxy holder is specifically directed as indicated on the reverse side hereof.

                              THIS PROXY WILL BE VOTED AND WHERE A CHOICE IS SPECIFIED WILL BE VOTED OR WITHHELD FROM VOTING AS DIRECTED. WHERE NO CHOICE IS SPECIFIED THIS PROXY WILL CONFER DISCRETIONARY AUTHORITY AND WILL BE VOTED IN FAVOUR OF THE MATTERS REFERRED TO ON THE REVERSE SIDE.

                              THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY TO VOTE IN RESPECT OF ANY AMENDMENTS OR VARIATIONS TO THE MATTERS IDENTIFIED IN THE NOTICE OF MEETING OR ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING AND IN SUCH MANNER AS SUCH NOMINEE IN HIS JUDGMENT MAY DETERMINE.

                              A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON TO ATTEND AND ACT FOR HIM OR ON HIS BEHALF AT THE MEETING OTHER THAN THE PERSONS DESIGNATED IN THIS FORM OF PROXY. SUCH RIGHT MAY BE EXERCISED BY FILLING THE NAME OF SUCH PERSON IN THE BLANK SPACE PROVIDED AND STRIKING OUT THE NAMES OF MANAGEMENT'S NOMINEES.


                              This Proxy revokes and supersedes all proxies of earlier date.


                              DATED this          day of            , 2001.


                              PROXY MUST BE DATED OR IT WILL BE DEEMED TO BEAR THE DATE ON WHICH IT WAS MAILED BY MANAGEMENT OF THE CORPORATION.


                                 PRINT NAME:
                                            ----------------------------------


                                 SIGNATURE:
                                            ----------------------------------

The shares of the Corporation represented by this Proxy shall be voted as follows:


1.   FOR                 { }  Passing  with or  without  variation  the  Special
                              Resolution described in
     AGAINST             { }  the Information Circular authorizing the directors
                              of the  Corporation  to cause shares of The Buck A
                              Day Company to be issued from Treasury by way of conversion of debt instruments and warrants for an aggregate of 15,400,000 Common Shares.

2.   FOR                 { }  Passing  with or  without  variation  the  Special
                              Resolution described in
     AGAINST             { }  the   Information    Circular    authorizing   the
                              Corporation to amend its Articles of Incorporation
                              changing   the   name  of  the   Corporation   and
                              consolidating  the  Common  and Class  "C"  Common
                              Shares     of     the     Corporation     on     a
                              one-new-for-twenty-five-old basis.

3. At the nominee's discretion upon any amendments or variations to matter specified in the Notice of the Special Meeting or upon other matters as may properly come before the Meeting or at any proper adjournment thereof.



Notes:
-----

1. A person appointed as nominee to represent a Shareholder need not be a Shareholder of the Corporation.

2. Where this instrument is executed by a Corporation, its Corporate Seal must be affixed or execution must be by an Officer or by an Attorney thereof duly authorized.

3. If the instrument of Proxy is executed by an Attorney for an individual shareholder or joint shareholders or by an Officer or Officers or Attorney of a corporate shareholder not under its corporate seal, the instrument so empowering the Officer, Officers or Attorney or a notarial copy thereof should accompany the Proxy.

4.   Please  mail  or  deliver  your  Proxy  to  the   Corporation   or  to  the
     Corporation's Transfer Agent, Equity Transfer Services Inc. 120 Adelaide Street West, Suite 420, Toronto, Ontario, M5H 4C3.

                            A.R.T. INTERNATIONAL INC.

                              Information Circular


Solicitation of Proxies

This Information Circular is furnished in connection with the solicitation by the Management of A.R.T. INTERNATIONAL INC., (the "Corporation") of proxies to be used at a Special Meeting of Shareholders of the Corporation (the "Meeting") to be held at the time and place for the purposes set forth in the attached Notice of Meeting. It is expected that the solicitation will be primarily by mail. Proxies may also be solicited personally by Officers of the Corporation at nominal cost. The cost of solicitation by Management will be borne by the Corporation.

Appointment and Revocation of Proxies

The persons named in the enclosed form of Proxy are Directors or proposed directors of the Corporation. A SHAREHOLDER DESIRING TO APPOINT SOME OTHER PERSON, WHO NEED NOT BE A SHAREHOLDER OF THE CORPORATION, TO REPRESENT HIM AT THE MEETING MAY DO SO by inserting such person's name in the blank space provided in the form of Proxy and in either case delivering the completed Proxy to the Secretary of the Corporation at 181 University Avenue, Toronto, Ontario M5H 3M7 or to Equity Transfer Services Inc., 120 Adelaide Street West, Suite 420, Toronto, Ontario, M5H 4C3, on or before the close of business on the last day preceding the day of the Meeting or any adjournment thereof at which the proxy is to be used, or by delivering it to the Chairman of the Meeting on the day of the Meeting or any adjournment thereof prior to the time of voting. A Proxy should be executed by the Shareholder or his Attorney duly authorized in writing.

A proxy may be revoked before it is exercised by an instrument in writing executed in the same manner as a Proxy and deposited at the head office of the Corporation at any time up to and including the last business day preceding the day of the Meeting or any adjournment thereof, at which time the Proxy is to be used or with the Chairman of the Meeting on the day of such Meeting or any adjournment thereof and upon either of such deposits the proxy is revoked.

A Shareholder attending the Meeting has the right to vote in person and if he or she does so, his or her Proxy is nullified with respect to the matters such person votes upon and any subsequent matters thereafter to be voted upon at the Meeting or any adjournment thereof.

Voting of Proxies

The person named in the enclosed form of Proxy will vote the shares in respect of which they are appointed in accordance with the direction of the Shareholders appointing them. IN THE ABSENCE OF SUCH DIRECTION THE SHARES REPRESENTED BY THE PROXIES HEREBY SOLICITED WILL BE VOTED IN FAVOUR OF THE SPECIAL RESOLUTION AS
TO THE AMENDMENT OF THE ARTICLES OF THE CORPORATION, AND THE SPECIAL RESOLUTION AS TO ISSUANCE OF SHARES BY THE BUCK-A-DAY COMPANY INC. BY WAY OF DEBT
CONVERSION AND WARRANTS AS STATED UNDER THE HEADINGS IN THIS CIRCULAR. The enclosed form of Proxy confers discretionary authority upon the persons named therein with respect to amendments or variations of matters identified in the Notice of Meeting and with respect to other matters which may properly come before the Meeting. At the date hereof, the Management of the Corporation knows of no such amendments, variations or other matters to come before the Meeting. HOWEVER, IF ANY SUCH AMENDMENTS, VARIATIONS OR OTHER MATTERS WHICH ARE NOT NOW KNOWN TO THE MANAGEMENT SHOULD PROPERLY COME BEFORE THE MEETING, THE SHARES REPRESENTED BY THE PROXIES HEREBY SOLICITED WILL BE VOTED THEREON IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSON OR PERSONS VOTING SUCH PROXIES.

Voting Shares and the Principal Holders thereof

The Corporation has 25,516,780 Common Shares outstanding. Each Common Share of the Corporation carries the right to one (1) vote. Shareholders of record as of the close of business on the 1st day of August 2001, are entitled to vote at the Meeting, except to the extent that any such Shareholder has since transferred any of his shares. In such case, a transferee of those shares may produce properly endorsed share certificates or otherwise establish that he owns the shares and provided that he has demanded not later than ten (10) days before the Meeting that his name be made of record before the Meeting, such transferee is entitled to vote his shares at the Meeting.

There are currently no Class A non-voting, convertible, Class A Preference shares Series 1 outstanding and no non-voting, 12% convertible Class A Preference Shares Series 2 outstanding. On July 14th, 2000, Shareholders approved an amendment to the Article of the Corporation whereby effective July 16th, 2000 all of the issued and outstanding 805,000 Class A Preference Shares Series 1 and all of the issued and outstanding 466,941 Class A Preference Shares Series 2 were converted into and became Common Shares at the rate of 0.5837142 for the Series 1 and 0.7114282 Common Shares for the Series 2.

The Corporation is also authorized to issue an unlimited number of Class C Common Shares. Each Class C Common Share carries 100 votes per share. There are currently 400,000 Class C Common Shares issued and outstanding. To the knowledge of the Directors and Senior Officers of the Corporation no person beneficially owns directly or indirectly or exercises control over shares which carry more than 10% of the votes attached to any voting class shares of the Corporation.

Non-Registered Shareholders

Only registered shareholders of the Corporation or the persons they appoint as their proxies are permitted to vote at the Shareholder Meeting. However, in many cases, shares beneficially owned by a person [a non-registered holder] are registered either one in the name of an intermediary [an "intermediary"] that the non-registered shareholder deals with respect to the shares [intermediaries include among others banks, trust companies, securities dealers or brokers, and trustees or administrators of self-administered RRSPs or similar plans] or in the name of a clearing agency [such as the Canadian Depository for Securities Limited [CDS] of which the intermediary is a participant. The Corporation will have distributed copies of this Notice of Meeting, Information Circular, and the form of Proxy ["Meeting materials"] to the Clearing agencies and intermediaries for onward distribution to non-registered holders unless a non-registered holder has waived the right to receive them. Intermediaries often use service companies to forward the Meeting materials to non-registered holders. Generally, intermediaries will provide non-registered holders who have not waived their right to receive Meeting materials with either (a) a Form of Proxy which has already been signed by the intermediary [by a facsimile-stamped signature but which is otherwise uncompleted, or (b) if one which is not signed by the intermediary and which was properly completed and signed by the non-registered holder and returned to the intermediary or its service company, will constitute voting instructions [often called a proxy authorization form] which the intermediary must forward.

In either case, the purpose of these procedures is to permit non-registered holders to direct the voting shares they beneficially own. In either case non-registered holders should carefully follow the instructions of their intermediary with respect to the procedures to be followed including those regarding when and where the proxy or proxy authorization form is to be delivered.

Transfer Agent and Registrar

The Transfer Agent and Registrar of the Corporation is Equity Transfer Services Inc. which is located at 120 Adelaide Street West, Suite 420, Toronto, Ontario M5H 4C3. The transfer agent imposes a $3.00 fee upon the transfer of share certificates.

DIRECTORS OF A.R.T. INTERNATIONAL INC.

The following table and notes state the names of all persons elected as Directors, the principal occupations or employment for the previous five (5) years and the year in which they first became Directors of the Corporation, and the number of shares beneficially owned directly or indirectly by each of them.*

                                                                                     No. of
Name, Office & Date       Principal Occupation                                  Voting Shares* in
Elected Director          the Past Five (5) Years                                the Corporation

Simon Meredith            Gormont Group April 1991                                   200,000
President                 to December 1993; C.F.O.
January 1994              Artagraph January 1994;
Canadian Resident         C.O.O. Artagraph November
                          1994 to date.

Michel Van Herreweghe     Director of Nickeldale Resources                           360,000
Chairman of the           Inc. 1988-1996; Director of Aronos
Board and Secretary       Multinational Inc. 1991-1992;
May 8, 1997               Director of Xxpert Rental Tool Inc.
                          1993-1994;  State of Florida Commissioner of
                          Deeds 1994 to March 1999.

Dennis Labuick            Director of The Buck-A-Day Company                         500,000
December 2000             Limited   1996 to date.
Canadian Resident

Roger Kirby               President of Enviro-Lite International                      10,000
May 8, 1997               Inc. to date; General Manager of
Canadian Resident         Can-Am Teck Inc. 1991; Vice-
                          President  Sales for Demax Inc. 1990;
                          President of Telephony Communications
                          International Inc. 1987-1990; President
                          of Nickeldale Resources Inc. to Nov. 1996.

Marc Bielby               Vice- President                                                Nil
July 14, 2000             Computer Stop Limited
Canadian Resident         1994 to date.


NOTES:

The Corporation does not have an Executive Committee, Simon Meredith, Michel Van Herreweghe and Roger Kirby are members of the Audit Committee.

The information with respect to Shareholdings has been provided by each of the Nominees respectively.

* Common or Class C Common

Special Resolutions

Shareholders will be asked to approve Special Resolutions authorizing an amendment to the Corporation's Articles of Incorporation to effect a name change and share consolidation and authorising the Directors of the Corporation's wholly-owned subsidiary, The Buck-A-Day Company Inc., to permit Security
Agreements due on demand which have an aggregate of Seven Hundred and Ten Thousand Dollars ($710,000.00) principal Canadian and Four Hundred and Fifty Thousand U.S. Funds (US $450,000.00) to be converted into up to Ten Million One Hundred (10,100,000) Common Shares and a further 5,300,000 Common Shares by way of warrants of The Buck-A-Day Company Inc. Passage of the Special Resolutions requires the approval of each respective resolution by at least two-third (2/3) of the votes cast at the Meeting. The authorising resolutions respectively permit the Directors to revoke each resolution in whole or in part without further approval by the Shareholders at any time prior to effecting the action so authorised, if in their discretion it is desirable to do so. A copy of each of the Special Resolutions is annexed hereto as Schedules "A" and "B".

Amendment of Article of Incorporation

Name Change - Novatelier Corporation

The Corporation is currently the sole shareholder of The Buck-A-Day Company Limited which is an Ontario Non-Reporting Issuer which sells, by direct marketing, IBM products including Net Vista and the Think-Pad series of products and other high tech equipment to businesses and private individuals. The Buck-A-Day Company also operates as a marketing telesales and financing entity designed to bring direct response marketing through integration of media, Internet ad communications technologies. If the proposed resolution with respect to the granting of warrants and conversion privileges is fully implemented, the effect will be to dilute the Corporation's holdings in The Buck-A-Day Company to a minority position. The Shareholders at the Meeting held in May of 2001 authorised the sale of the Corporation's art reproduction business. Management felt it was appropriate in view of the potential dilution of its interest in The Buck-A-Day Company to select a new name which provides the Corporation with flexibility to seek viable business operations, not in the computer and/or art reproduction fields.

Consolidation of Shares

It is proposed to consolidate the issued outstanding Common and Class C Common Shares on the basis of one (1) new Common Share for each twenty-five old Common Shares and one (1) new Class C Common Share for each twenty-five old Class C Common Shares. No fractional of shares of the Corporation will be issued in connection with the consolidation and in the event that a Shareholder would otherwise be entitled to receive a fraction of share upon such consolidation, the number of shares to be received by such shareholder shall be rounded up to the nearest whole number of shares. The consolidation of the shares is designed to enhance the Corporation's ability to raise capital by way of share issuance and to facilitate any potential acquisition by way of share issuance. After giving effect to the consolidation on a twenty-five-old-for-one-new basis, there will be approximately 1,020,671 issued and outstanding Common Shares and 16,000 Class C Common Shares issued and outstanding.

The Buck-A-Day Company Inc. (Buck A Day)

Buck A Day is a Ontario non-reporting issuer. All of the Two Million (2,000,000) issued and outstanding Common Shares are owned by A.R.T. International Inc. Ed LaBuick is Chairman and Chief Executive Officer of Buck A Day and Dennis LaBuick is the President of Buck A Day and is also a Director of A.R.T. International Inc. Dennis LaBuick has declared a conflict of interest and has not participated in any of the Directors' Meetings with respect to any matter having to do with The Buck-A-Day Company Inc.

The Buck-A-Day Company is a marketing, telesales and financing firm which has been designed to bring direct response marketing through integration of media, INTERNET, and communication technologies. Buck A Day advertises extensively and markets name brand products from IBM, Lexmark, Canon, Sony, Agfa, Kodak, JVC, Hewlett Packard, Roger Tech and Samsung directly to consumers both private and business. A marketing program indicates that these products and many others can be purchased or leased for as little as a dollar a day with no down payment. Buck A Day has established strong relationships with some of North America' leading financial institutions and market on their basis to quickly and effectively finance purchases through their telesales centres. Buck A Day also issues credit cards to credit approved customers allowing them to purchase further merchandise up to a pre-determined level of credit. Buck A Day's growth is focused on its status as a licensed IBM business partner reseller which allows Buck A Day to buy IBM products directly at attractive pricing and to provide a reliable stream of desirable products as required by its customers.

The Chairman of Buck A Day, Ed LaBuick, has over 30 years of management experience in direct response, television, radio and print sales. Dennis LaBuick, as the President of the Company, has 15 years experience in direct response, television, radio and print advertising as well as media planning and buying.

Acquisition of Buck A Day

On December 4th, 2000, ART acquired the balance of Two Hundred (200) Common Shares of The Buck-A-Day Company Inc. and thereupon owned One Hundred Percent (100%) of the issued outstanding shares of Buck A Day. Five Hundred Thousand Dollars ($500,000.00) and Two Million (2,000,000) Common Shares of the Corporation was paid by ART to the Vendor. ART attributed a cash value of the Two Million (2,000,000) shares of Four Hundred and Seventy Thousand Dollars ($470,000.00) or 23 and one-half half cents ($0.235) per Common Share as the shares issued in connection with the acquisition of the balance of Buck A Day was restricted and may not be traded for three (3) years. The average market price of each ART Common Share was approximately One Dollar ($1.00) in the corresponding period. On the basis of the aforesaid attribution, the purchase price paid for fifty percent (50%) of the shares of The Buck-A-Day Company Inc. was Nine Hundred and Seventy Thousand Dollars ($970,000.00). The Balance Sheet of Buck A Day, included with this Circular, shows a Shareholder's deficiency of $434,715.00 and the stated capital of the shares acquired from the selling holders was $75,000.00. In the opinion of Management of ART, the underlying fair market value of the assets acquired approximates the book value stated in Buck A Day's Financial Statements for the year ended November 30th, 2000. The consideration has been allocated as follows:

     Total Consideration          $970,000.00 less shares purchased $75,000.00
     Allocation to Goodwill       $895,000.00

The Company funded the purchase of the balance of the Buck A Day Common Shares by issuing 500,000 of its Common Shares for Five Hundred Thousand Dollars ($500,000.00) cash by way of a private placement and, as indicated, by issuing Two Million (2,000,000) fully paid and non-assessable restricted Common Shares to the vendors of The Buck A Day shares. The selling shareholders of The Buck A Day shares received One Million options to purchase Common Shares pursuant to the Corporation's Stock Option Plan. The One Million shares in respect of such options are reserved and conditionally allotted to be issued in respect of share purchase options on receipt by the Corporation of the purchase price per share on the exercise of each option. The Letter of Intent issued in connection with the acquisition of the shares of The Buck-A-Day Company also provided that ART intended to arrange for a further Five Hundred Thousand Dollars ($500,000.00) of debt or equity financing to provide working capital for The Buck-A-Day Company within ten to fifteen (10-15) days of Closing of the acquisition of those shares and to further arrange Five Hundred Thousand Dollars ($500,000.00) of financing on or about March 2001. As of July 30, 2001, ART had not arranged such financing. The Corporation continued to cooperate with Buck A Day Management in order to arrange financing directly from third-party sources.

Buck A Day Secured Debt

Buck A Day granted Security Agreements to secure Shareholder loans to Buck A Day aggregating $710,000.00, which were in place when the Corporation acquired control of Buck A Day. The loans due on demand are secured against the assets of The Buck-A-Day Company under General Security Agreements. The holders of those Demand Security Agreements are respectively, Nadia Faye LaBuick, Dennis LaBuick and Patricia LaBuick. The Corporation has invested cash and Common Shares in aggregate totalling $1,440,000 in acquiring all of the outstanding shares of The Buck-A-Day Company. In the event that the Corporation is unable to raise further capital to fund the operations of The Buck-A-Day Company and if Buck continues to record operating losses then the book value of the investment in The Buck-A-Day Company carried in the Corporation's Financial Statements would have to be written down. The Buck-A-Day Company has recently completed arrangements to borrow Four Hundred Fifty Thousand U.S. Funds (US$450,000.00) due on demand which is secured by a Security Agreement secured on all of the assets of The Buck-A-Day Company. Nadia Faye LaBuick and Dennis LaBuick and Patricia LaBuick, holding an aggregate of $710,000.00 in loans secured by Security Agreements on the assets of Buck A Day, have each agreed to postpone their Security Agreements to the Security Agreement granted by Buck A Day on its assets to secure the U.S. $450,000.00 loan.

Buck A Day Financial Operations May 2001 Compared to May 2000

The Buck-A-Day Company has suffered a net loss in the first six months of Fiscal 2001 of $593,920.00 compared to a loss of $358.069.00 for the first half of Fiscal 2000. Selling, general and administration expenses only marginally declined despite a 40% fall in revenues. At current overhead levels, The Buck-A-Day Company will reach a break-even position with revenues of approximately $12,000,000 annually.

The Buck-A-Day Company has experienced severe liquidity problems since the end of the first quarter due to ART's inability to raise additional operating capital of One Million Dollars ($1,000,000.00) as promised. As at May 31, 2001, The Buck-A-Day Company Inc. had a negative working capital of $1,226.732. The secured creditors holding the $710,000.00 in loans have threatened to exercise their right to seize the Buck A Day assets if the Corporation failed to provide the aforementioned One Million Dollars ($1,000,000.00) financing referred to in the Letter of Intent. Each of the secured creditors have the right to appoint a Receiver Manager. After the end of the Second Quarter, Buck A Day has arranged further loans secured on all the Company's assets for a loan of $450,000.00 U.S. Funds. Approval will be sought of the Shareholders to convert the secured debt into Ten Million One Hundred Thousand (10,100,000) Common Shares and to issue warrants for up to Five Million and Three Hundred Thousand (5,300,000) shares.

The proposed plan is to attach a conversion privilege to the secured loans held by the LaBuicks of $710,000.00 at ten cents ($0.10) per share together with a warrant for an additional 1,500,000 shares at ten cents ($0.10) Canadian and to add a conversion privilege to the US$450,000.00 secured loan permitting conversion of such security into equity at the rate of fifteen cents U.S. (US$0.15) per share together with an attached warrant for a further Three Million shares at fifteen cents a share U.S. In addition, the ART shareholding which would be reduced to less than fifteen percent (15%) of the then issued shares would have anti-dilution protection by way of a warrant to purchase 800,000 shares of The Buck-A-Day Company at ten cents per Common Share so that upon the exercise of the warrants issued to the secured creditors, the Corporation would be able to maintain its fifteen percent (15%) equity in The Buck-A-Day Company by way of an expenditure of a further $80,000 Canadian.

Appraisal Reports on Buck A Day

The Corporation has received a copy of an Appraisal prepared for Perry Krieger & Associates Inc. regarding the assets of The Buck-A-Day Company based on a Distress Value and Market Value. The Report was prepared by Corporate and General Liquidators and Auctioneers Inc. by Tony Burnett, CPPA, who is a member in good standing of the Canadian Personal Property Appraisers Group. Mr. Burnett's opinion was that as to the assets listed in his appraisal report which are located at the Company offices, the Distress Value, if the assets are sold on the Company premises, is at $59,901.00. The Report is stated to represent the best judgment of the appraiser given the facts and conditions available on the date of the valuation which was July 3rd, 2001 and that the Report is limited in its use to the purpose of determining the value of the assets of The Buck-A-Day Company Inc. The report states that neither Corporate and General Liquidators and Auctioneers Inc. nor any of its employees has any present or future interest in the property appraised and that the report was prepared in accordance with the standards and practices of the First American Certified Appraisers Guild. The Distress Value is indicated as representing the values obtainable for the assets that are for sale by means of an auction whereby time allowed for exposure to the open market is limited and payment is made in cash or certified funds.

Mr. Burnett also prepared a report as to the assets of the Buck A Day located at the Company premises wherein he concluded that the fair market value of the assets in question if sold on site is approximately $167,745.00. The appraisal report is subject to the same conditions as those referred to in the distress sale valuation. Mr. Burnett indicated that the method of valuation for this aspect of the Report is fair market value which is defined as the price at which the property would change hands between a willing buyer and a willing seller, neither being under the compulsion to buy or the compulsion to sell; and both having reasonable knowledge of the relevant facts. Mr. Burnett indicates that the fair market value depends upon an item's actual worth in the market place and not upon its theoretical worth which can be determined by the selling price of the item, sale of a comparable item and the cost of reproduction. The time of appraisal and the supply and demand of the particular item in the market place may also affect the Fair Market Value. Mr. Burnett indicates that comparables can determine fair market value, however, not only must the item be comparable, but also the time and date of sale must be within a reasonable time frame to be considered comparable. Cost or Purchase Price may sometimes be the best evidence of value and that figure is relevant to the time frame and conditions under which the item was sold, and while it can be used as evidence of fair market value, it may be subject to interpretation. A further basis of analysis is Reproduction Cost, and Mr. Burnett indicates that reproduction cost may be considered when there is no evidence of any comparable sale item, the item is unique in nature and/or has a limited market. Mr. Burnett points out that reproduction cost is usually higher than fair market value.

Based on the factors indicated, the Reports on Fair Market Value indicate that, in the event that the various security agreements are fully converted and/or warrants are exercised, that The Buck-A-Day Company Inc. would have a net worth of approximately Two Million Dollars ($2,000,000.00) as a going concern.

Recommendations of the Board of Directors of ART

The Board of Directors of the Corporation has determined that the granting of conversion privileges in connection with the outstanding Security Agreements, which are secured on all the assets of The Buck-A-Day Company, is in the best interest of the Corporation and its Shareholders and that the terms of the respective conversion privileges are fair and reasonable. The Board has also determined that it is in the best interest of ART that Buck A Day Company issue warrants in connection with the conversion privileges for an aggregate of 4,500,000 additional Buck A Day shares at prices varying between $0.10 Canadian and $0.15 U.S. to the respective holders of the Security Agreements so as to provide the additional working capital required by Buck A Day. In order to permit ART to maintain at least a 15% equity interest in The Buck-A-Day Company, one of the terms of the proposed arrangement with respect to conversion rights and warrants is that a warrant for up to 800,000 common shares of Buck A Day exercisable at $0.10 per share be issued to the Corporation so that it will have a significant equity interest in Buck A Day Company. ART does not currently have sufficient funds to exercise such warrant, however, the thirty-day exercise time frame provides an opportunity to the Corporation to raise sufficient capital to maintain a 15% equity interest in The Buck-A-Day Company. In view of the immediate need of Buck A Day Company for working capital and in view of the warnings of persons holding an aggregate of $710,000.00 in secured loans on the assets of the Corporation to exercise certain rights under the Security Agreements, the proposed conversion rights and grant of warrants is, in the opinion of Management, in the best interest of the ART. Shareholders should consider the financial statements of the Corporation issued in connection with the Annual and General Meeting of the Corporation held on May 1st, 2001 and the interim Financial Statements, enclosed herewith, for the period ending May 31st, 2001 of the Corporation as well as the Financial Statements of The Buck-A-Day Company audited for the period ending November 30, 2000 and unaudited for the period ending May 31, 2001. The Buck-A-Day Company has had an operating loss of approximately $500,000.00 in its last completed fiscal period ending May 31st, 2001. It is intended to vote the shares represented by Proxy solicited and obtained by and on behalf of Management of the Corporation for approval of the Special Resolution authorising the amendment to the Corporation's Articles to consolidate its shares and change its name, and the Special Resolution authorising the granting of conversion rights to the Buck A Day's outstanding Security Agreements and the awarding of share purchase warrants in connection with such conversion and the issuance of a warrant for up to 800,000 shares of Buck A Day to the Corporation at $0.10 per share.

The Board of Directors, in arriving at its recommendations, considered the following matters:

a) the terms of the proposed conversion rights and the terms of warrants in connection with such conversion rights;

b) the valuations of Buck A Day provided by Corporate and General Liquidators and Auctioneers Inc.;

c) the likelihood that the Secured Lenders of Buck A Day would exercise their rights under the Security Agreements to appoint a Receiver of the assets of Buck A Day, if demand loans aggregating $710,000.00 were not paid;

d) the Financial Statements of the Corporation and of The Buck-A-Day Company included in this Circular;

e) The Buck-A-Day Company is non-reporting issuer and there is currently little or no market for shares of Buck A Day Company and there may not ever be a market for such shares.

The number of Common Shares to be issued by Buck A Day in conversion of the various Security Agreements was determined by negotiation between Management of the Corporation, Buck A Day and the Secured Lenders.

Other matters which may come before the Meeting

Management knows of no other matters to come before the Meeting of Shareholders other than as set forth in the Notice of Meeting herein. However, if other matters which are not known to Management should promptly come before the Meeting, the accompanying Proxy will be voted on such matters in accordance with the best judgment of the persons voting the Proxy.


DATED the 1st day of August, 2001.


                              Approved by the Board of A.R.T. International Inc.



                              "MICHEL VAN HERREWEGHE"

                              Secretary

                                  SCHEDULE "A"

                               SPECIAL RESOLUTION


WHEREAS it is considered advisable to amend the Articles of the Corporation as hereinafter provided.

NOW THEREFORE BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

A.   The Articles of the Corporation be amended by:

     (a) Consolidating the 2,516,780 issued and outstanding Common Shares without par value into 1,020,671 issued and outstanding Common Shares;

     (b) Consolidating the 400,000 issued and outstanding Class C Common Shares without par value into 16,000 issued and outstanding Class C Common Shares;

     (c) Changing the name of the Corporation to Novatelier Corporation. or such other name as may be satisfactory to the Director appointed under the Business Corporations Act.

          Any officer or Director of the Corporation is hereby authorized and directed on behalf of the Corporation to execute and deliver to the Director under the Business Corporations Act, Articles of Amendment in duplicate and such Officer or Director is authorized to execute and deliver all such other documents, do such other acts and things as may be necessary or desirable to give to effect to the foregoing; provided, however, that the Directors of the Corporation are hereby authorized to revoke the foregoing Special Resolution in whole or in part without further approval of the Shareholders of the Corporation at any time prior to the endorsement by the Director under the Business Corporations Act of the Certificate of Amendment of Articles.

                                  SCHEDULE "B"

                               SPECIAL RESOLUTION


WHEREAS the Corporation is the sole shareholder of the Buck-A-Day Company Inc. ("Buck A Day")

BE IT RESOLVED AS A SPECIAL RESOLUTION THAT the holders of an aggregate of $723,000.00 (Cdn.) principal of Security Agreements issued by Buck A Day to the LaBuick Group of which $710,000.00 is outstanding be permitted to convert the principal of such Security Agreements into an aggregate of up to 7,100,000 common shares and that a warrant for a further 1,500,000 shares at $0.10 (Cdn.) per Common Share be issued to the holders of the said Security Agreements for a term of thirty (30) days commencing on the date of conversion;

AND BE IT FURTHER RESOLVED THAT the holders of the Security Agreement securing the sum of $450,000.00 (U.S.) be permitted to convert the principal of such Security Agreement into 3,000,000 units at the rate of $0.15 (U.S.) per unit, each unit consisting of one (1) Common Share of the Corporation and one (1) Series B Warrant exercisable at $0.15 (U.S.) per share for a term of thirty (30) days commencing on the date of conversion.

AND BE IT FURTHER RESOLVED THAT the issuance of a warrant for up to 800,000 Common Shares of Buck A Day at $0.10 (Cdn.) per share be issued to A.R.T.
International Inc. exercisable for a period of thirty (30) days after the exercise of the LaBuick Group Security Agreements.

AND BE IT FURTHER RESOLVED THAT the President, Secretary or Treasurer of the Corporation be and each is hereby authorised to execute such deeds, documents, instruments or agreements as may be requisite or desirable for the purpose of carrying to completion the aforesaid conversion rights and warrants. The said warrants are to contain such covenants, terms and conditions as the President, Secretary or the Treasurer shall approve and such approval is to be conclusively evidenced by the execution of any such document on behalf of the Corporation by one of such officers.